ARTICLES OF AMENDMENT TO THE
                    RESTATED ARTICLES OF INCORPORATION
                                    OF
                     UNITED SECURITY BANCSHARES, INC.
                            (the "Corporation")

     Pursuant to the provisions of Sections 10-2B-10.01 through 10.09 of the Code of Alabama 1975, as amended, the undersigned Corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation:

          FIRST:  The name of the Corporation is United Security Bancshares,
     Inc.

          SECOND: The following amendment to the Restated Articles of Incorporation (the "First Amendment") was adopted by the shareholders of the Corporation on May 20, 1997, in the manner prescribed by the Alabama Business Corporation Act:

               ARTICLE FOURTH of the Restated Articles of Incorporation is hereby deleted in its entirety and the following substituted therefore:

               FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 10,000,000 shares of common stock, par value of $.01 per share.

          THIRD: The number of shares of each voting group outstanding, the number of shares of each voting group entitled to vote on the First Amendment, and the number of shares entitled to vote as a voting group on the First Amendment at the time of this adoption was:

                           Outstanding Shares      Outstanding Shares Entitled
     Voting Group           Entitled to Vote        to Vote as a Voting Group

        Common                 2,137,960                   2,137,960

          FOURTH: The number of shares of each voting group entitled to vote on the First Amendment which voted FOR and AGAINST the First Amendment, and which voted FOR and AGAINST the First Amendment as a voting group was as follows:

                      Total         Total      Number of Shares Voted
                      Voted         Voted        as a Voting Group
    Voting Group       FOR         AGAINST       FOR        AGAINST

       Common       1,916,004       20,904     1,916,004     20,904


          FIFTH: The following amendment to the Restated Articles of Incorporation (the "Second Amendment") was adopted by the shareholders of the Corporation on May 20, 1997, in the manner prescribed by the Alabama Business Corporation Act:

               New ARTICLE TENTH is added in its entirety to the Restated Articles of Incorporation as follows:

               TENTH: Notwithstanding anything to the contrary in these Articles of Incorporation, the corporation's Bylaws or elsewhere, the affirmative vote of two-thirds (2/3) of the total number of directors is required to approve the following: (1) any tender offer or exchange offer or any proposal for a merger made to the corporation; (2) the sale of all the stock or assets of, or a business combination involving the corporation or any of its subsidiaries; (3) the sale of a substantial equity interest in, or a substantial portion of the assets of the corporation or any of its subsidiaries, including a plan of liquidation of the corporation or any of its subsidiaries; or (4) the addition or removal of any person with significant influence over major policymaking decisions of the corporation, including, but not limited to, those persons who, without regard to title, exercise the authority of one or more of the following positions: chief executive officer, president, chief operating officer, chief financial officer, chief lending officer, or chief investment officer.

          SIXTH: The number of shares of each voting group outstanding, the number of shares of each voting group entitled to vote on the Second Amendment, and the number of shares entitled to vote as a voting group on the Second Amendment at the time of this adoption was:

                           Outstanding Shares    Outstanding Shares Entitled
     Voting Group           Entitled to Vote      to Vote as a Voting Group

         Common                  2,137,960                 2,137,960

          SEVENTH: The number of shares of each voting group entitled to vote on the Second Amendment which voted FOR and AGAINST the Second Amendment, and which voted FOR and AGAINST the Second Amendment as a voting group was as follows:

                      Total        Total       Number of Shares Voted
                      Voted        Voted          as a Voting Group
    Voting Group       FOR         AGAINST        FOR      AGAINST

       Common        1,942,004     17,808      1,942,004    17,808


          EIGHTH: The following amendment to the Restated Articles of Incorporation (the "Third Amendment") was adopted by the shareholders of the Corporation on May 20, 1997, in the manner prescribed by the Alabama Business Corporation Act:

               New ARTICLE ELEVENTH is added in its entirety to the Restated Articles of Incorporation as follows:

               ELEVENTH: No shareholder of the corporation shall have any preemptive right to acquire any unissued shares of the corporation of any class now or hereafter authorized, or any securities convertible into, or exchangeable for, any such shares, or any warrants or any instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, securities, warrants or other instruments are now, or shall hereafter be, authorized, unissued or issued and thereafter acquired by the corporation.


          NINTH: The number of shares of each voting group outstanding, the number of shares of each voting group entitled to vote on the Second Amendment, and the number of shares entitled to vote as a voting group on the Second Amendment at the time of this adoption was:

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                          Outstanding Shares    Outstanding Shares Entitled
      Voting Group         Entitled to Vote       to Vote as a Voting Group

          Common               2,137,960                 2,137,960

          TENTH: The number of shares of each voting group entitled to vote on the Second Amendment which voted FOR and AGAINST the Second Amendment, and which voted FOR and AGAINST the Second Amendment as a voting group was as follows:

                      Total         Total       Number of Shares Voted
                      Voted         Voted          as a Voting Group
    Voting Group       FOR         AGAINST         FOR        AGAINST

       Common       1,856,144       67,828      1,856,144      67,828


     Dated June 30, 1997.



                              UNITED SECURITY BANCSHARES, INC.,
                              an Alabama corporation


                              By: /s/ Jack M. Wainwright, III, President



                              By: /s/ Larry M. Sellers, Secretary



This instrument prepared by:

John P. Dulin, Jr.
Maynard, Cooper & Gale, P.C.
1901 Sixth Avenue North
2400 AmSouth/Harbert Plaza
Birmingham, AL  35203
(205) 254-1000